Exhibit 99.1

SAFE & GREEN HOLDINGS CORP. RECEIVES CERTIFICATE OF OCCUPANCY
FOR ITS MANUFACTURING CAMPUS, SG ECHO AT WALDRON

SG Echo at Waldron will serve as the Company’s second manufacturing facility in the Durant,
OK area, with a third campus in Durant set to join the roster in 2023

SG Echo at Waldron pictured above.

APRIL 21, 2023 – MIAMI, Fla. – Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures, announced today that the Company has obtained a certificate of occupancy for its SG Echo at Waldron facility, located in Durant, Oklahoma. With the property now meeting all code and usage requirements, the facility is complete and prepared to take on new projects.

In November of 2021, the Company, then SG Blocks, received a forgivable loan of $750,000 granted by the Durant Industrial Authority, a public trust authority of the City of Durant, to make renovations to the recently announced Waldron facility. Total budget for the renovation was approximately $2.3 million.

The facility will create one new line and will generate roughly between 55-65 jobs at full capacity. The facility holds the capability to support up to $23 million in additional annual revenue.

“We’re thrilled to have completed our second factory build, SG Echo at Waldron,” Paul Galvin, Chairman and CEO of the Company noted. “This additional square footage will help us greatly as we continue to expand, with a third campus in Durant set to join the roster in 2023. We have said it before and we will say it again, we have had a wonderful experience growing our footprint in Oklahoma and we look forward to continuing to do so.”

The Company anticipates Moliving to be the first client within the Waldron campus. Safe & Green Holdings Corp. will provide further updates as available.

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding a third campus in Durant joining the roster in 2023, the Waldron facility generating roughly between 55-65 jobs at full capacity, the facility supporting up to $23 million in additional annual revenue, the additional square footage helping the Company greatly as it continues to expand, Moliving being the first client within the Waldron campus and providing further updates as available. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to add a third campus in Durant in 2023, the Company’s ability to generate jobs at the facility and revenue from the facility as planned, the Company’s ability to use the additional square footage at the facility to continue to expand, the Company’s ability to spin out Safe and Green Development Corporation as planned, the Company’s ability to expand within various verticals, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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